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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                 April 26, 1999
                                 --------------


                          The Williams Companies, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                         1-4174                      73-0569878
    --------                         ------                      ----------
(State or other                    (Commission                (I.R.S. Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)



  One Williams Center, Tulsa, Oklahoma                             74172
  ------------------------------------                             -----
(Address of principal executive offices)                         (Zip Code)



              Registrant's telephone number, including area code:
                                  918/573-2000
                                  ------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

         The Williams Companies, Inc., (the "Company") reported unaudited first quarter net income of $50.3 million, or 11 cents per share on a diluted basis, compared with net income of $68.1 million, or 16 cents per share during the same period of 1998.

Item 7. Financial Statements and Exhibits.

         The Company files the following exhibit as part of this report:

         Exhibit 99. Copy of the Company's press release, dated April 26, 1999, publicly announcing the quarterly earnings reported herein.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                THE WILLIAMS COMPANIES, INC.




Date: April 29, 1999                              /s/ WILLIAM G. von GLAHN
                                                --------------------------------
                                                Name:  William G. von Glahn
                                                Title: Senior Vice President
                                                       and General Counsel


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                               INDEX TO EXHIBITS

 Exhibit
 Number                       Description
 -------                      -----------
   99                         Copy of Company's press release, dated April 26, 1999,
                              publicly announcing the quarterly earnings reported herein.